EXECUTION VERSION

Exhibit 1.1

$400,000,000 5.65% Senior Notes due 2012

$250,000,000 5.95% Senior Notes due 2017

MIDAMERICAN ENERGY COMPANY

UNDERWRITING AGREEMENT

June 26, 2007

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Greenwich Capital Markets, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Dear Sirs:

1. Introductory. MidAmerican Energy Company, an Iowa corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule A hereto (collectively, the “Underwriters”), for whom Lehman Brothers Inc., Greenwich Capital Markets, Inc., and Goldman, Sachs & Co. are acting as representatives (the “Representatives”), U.S. $400,000,000 principal amount of its 5.65% Senior Notes due 2012 (the “2012 Notes”) and U.S. $250,000,000 principal amount of its 5.95% Senior Notes due 2017 (the “2017 Notes” and, together with the 2012 Notes, the “Offered Securities”) to be issued under that certain indenture, dated as of October 1, 2006, with The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a second supplemental indenture to be dated June 29, 2007 (collectively, the “Indenture”) pursuant to registration statements on Form S-3 (File No. 333-134163 and 333-142663) filed on May 31, 2006 and May 7, 2007, respectively (collectively the “Registration Statement”). The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Trust Indenture Act. The United States Securities Act of 1933, as amended, is herein referred to as the “Securities Act,” and the rules and regulations of the Commission thereunder are herein referred to as the “Rules and Regulations.”

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) The Registration Statement in respect of the Offered Securities has been filed with the Commission; the Registration Statement and any post-effective amendments thereto prior to the date hereof, each in the form heretofore delivered or to be delivered to the

Underwriters and, excluding exhibits to the Registration Statement but including all documents incorporated by reference in the prospectus contained in such Registration Statement, including any prospectus supplement relating to the Offered Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Securities Act to be part of the Registration Statement, became effective on filing and is currently effective; and no other document with respect to the Registration Statement or any document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission with respect to the offering contemplated by the Registration Statement (other than documents filed after May 7, 2007 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and prospectuses filed pursuant to Rule 424(b) of the Rules and Regulations, each in the form heretofore delivered to the Underwriters); and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus (as defined below), any Issuer Free Writing Prospectus (as defined below) or the Prospectus (as defined below), has been issued and no proceeding for such purpose has been initiated or threatened by the Commission.

(b) A preliminary prospectus and a final prospectus relating to the Offered Securities to be offered by the Underwriters have been prepared by the Company. Such preliminary prospectus (including the documents incorporated by reference therein) is hereinafter referred to as, the “Preliminary Prospectus;” such form of final prospectus relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the documents incorporated by reference therein) is hereinafter referred to as the “Prospectus.” The Preliminary Prospectus, as amended or supplemented as of the Applicable Time (as defined below), when considered together with the final term sheet filed pursuant to Section 5(a) hereof, (the “Disclosure Package”) as of the Applicable Time did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date and as of the Closing Date (as defined below), did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus (as defined in Rule 433 under the Securities Act) listed on Schedule B hereto does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, the preceding two sentences do not apply to statements in or omissions from the Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus based upon written information furnished to the Company by the Underwriters specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 12 hereof. For purposes of this Agreement, the “Applicable Time” is 5:00 p.m., New York City Time, on the date of this Agreement.

At the time of initial filing of the Registration Statement (with respect to Registration Statement 333-142663 only in connection with clause (i) below) and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 162(h)(2) under the Rules and Regulations ) of the Offered Securities and at the date of this Agreement, the Company (i) was and is a “well-known seasoned issuer”, as defined in Rule 405 and (ii) was not and is not an “ineligible issuer,” as defined in Rule 405.

(c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus when made will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations and the Registration Statement conforms, and any further amendments or supplements to the Registration Statement when made will conform, in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission thereunder. The Registration Statement as of its effective date and any amendments thereto as of the Closing Date does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Iowa with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

(e) The Company has the legal right to function and operate as an electric public utility company in the States of Iowa, Illinois and South Dakota, and as a gas public utility company in the States of Iowa, Illinois, South Dakota and Nebraska.

(f) The Company has no significant subsidiaries, as “significant subsidiary” is defined in Rule 405 of Regulation C of the Rules and Regulations.

(g) The documents incorporated by reference in the Prospectus and the Disclosure Package, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder (“Exchange Act Rules and Regulations”), and, when read together with the other information in the Prospectus and the Disclosure Package, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading. The Company is in compliance in all material respects with all the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(h) The accountants who issued their reports on the financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are an independent registered public accounting firm within the meaning of the Securities Act and the Rules and Regulations.

(i) The financial statements and any supporting schedules of the Company included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and any supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package present fairly the information required to be stated therein.

(j) This Agreement has been duly authorized by and, upon execution and delivery by the parties hereto, will be a legal, valid and binding agreement of the Company; the Indenture has been duly authorized by and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms; the Offered Securities have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus, the Offered Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms; except as enforcement of the Indenture and the Offered Securities may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally and general equitable principles; the Offered Securities and the Indenture will be substantially in the form heretofore delivered to the Underwriters and conform in all material respects to all statements relating thereto contained in the Disclosure Package and the Prospectus; and the Offered Securities will be entitled to the benefits provided by the Indenture.

(k) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, except as may otherwise be stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and (B) there have been no material transactions entered into by the Company other than those in the ordinary course of business.

(l) The Company is not in violation of its Restated Articles of Incorporation, as amended, or bylaws, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound; the execution and delivery of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein will not conflict with, constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the material property or assets of the Company or any such subsidiary is subject, nor will such action result in any violation of the Restated Articles of Incorporation, as amended, or bylaws of the Company or any law, administrative regulation or administrative or court order or decree.

(m) The Company has made all necessary filings and obtained all necessary consents, orders or approvals from the Federal Energy Regulatory Commission (“FERC”) and the Illinois Commerce Commission (“ICC”) in connection with the issuance and sale of the Offered Securities and the application of the proceeds thereof, and no consent, approval, authorization, order or decree of any other court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under state securities (“Blue Sky”) laws.

(n) Except as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company which would be reasonably likely to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, or would be reasonably likely to materially and adversely affect its properties or assets or would be reasonably likely to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the Indenture; and there are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been so filed.

(o) Any certificate signed by any director or officer of the Company and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company (i) the 2012 Notes, at a purchase price of 99.6070% of the principal amount thereof, the respective principal amounts of the 2012 Notes set forth opposite the names of the several Underwriters in Schedule A hereto, and (ii) the 2017 Notes, at a purchase price of 99.6115% of the principal amount thereof, the respective principal amounts of the 2017 Notes set forth opposite the names of the several Underwriters in Schedule A hereto.

The Company will deliver against payment of the purchase price the 2012 Notes and the 2017 Notes, as applicable, to be purchased by each Underwriter hereunder and to be offered and sold by each Underwriter in the form of one or more global securities in registered form without interest coupons (the “Global Securities”) deposited with the Trustee as custodian for the Depositary Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in the Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Disclosure Package and the Prospectus.

Payment for the 2012 Notes and the 2017 Notes, as applicable, shall be made by the Representatives in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the office of Latham & Watkins LLP, 885 Third Avenue, New York, New York, 10022, at 10:00 A.M., (New York time), on June 29, 2007, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of the Global Securities. The Global Securities will be made available for checking at the above office of Latham & Watkins LLP at least 24 hours prior to the Closing Date.

4. Representations by Underwriters; Resale by Underwriters.

(a) Each of the Underwriters severally represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

(b) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State at any time:

(i) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(c) (i) In Hong Kong, it has not offered or sold the Offered Securities by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Offered Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Offered Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

(ii) It will not circulate or distribute the Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Offered Securities, nor will it offer or sell, or be made the subject of an invitation for subscription or purchase, the Offered Securities, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “FSA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

(d) It will not offer or sell any Offered Securities, directly or indirectly, in Japan or to, or for the benfit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan; and;

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) It will prepare the Prospectus in a form approved by the Representatives and will file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, or the Prospectus prior to the Closing Date that shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to prepare a final term sheet, containing solely a description of the Offered Securities, in a form approved by the Representatives and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Offered Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package or the Prospectus, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package or the Prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Offered Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) Prior to 10:00 a.m., New York City time, on the New York business day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Offered Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon the Representatives’ request to file such document and to prepare and furnish without charge to each Representatives and to any dealer in securities as many written and electronic copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Offered Securities at any time nine months or more after the time of issue of the Prospectus, upon such Underwriter’s request but at the expense of such Representatives, to prepare and deliver to such Underwriter as many written and electronic copies as such Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(c) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriters and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(d) The Company will deliver to each Underwriter, without charge, such number of copies of each Free Writing Prospectus prepared by or on behalf of or used or referred to by the Company as each such Underwriter may reasonably request. To the extent applicable, each such document furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission, except to the extent permitted by Regulation S-T.

(e) The Company will advise the Underwriters promptly of any additional action by the FERC or ICC pertaining to the Offered Securities.

(f) The Company will furnish promptly to the Representatives and to counsel for the Underwriters one signed copy of the Registration Statement as originally filed and each amendment thereto filed prior to the date hereof and relating to the Offered Securities, including all documents incorporated therein by reference and all consents and exhibits filed therewith.

(g) The Company will deliver promptly to the Underwriters such reasonable number of the following documents as the Underwriters may request: (i) the Prospectus and the Disclosure Package and (ii) to the extent not available via the Commission’s Electronic Data, Gathering, Analysis and Retrieval System (“EDGAR”), (1) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture, and this Agreement), and (2) any documents incorporated by reference in the Prospectus.

(h) In connection with the offering, until the earlier of (i) 180 days following the Closing Date and (ii) the date the Representatives shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(i) From the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue.

(j) As soon as practicable, the Company shall make generally available to its security holders and to deliver to the Representatives an earnings statement, conforming with the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations, covering a period of at least twelve months beginning after the effective date of the Registration Statement as defined in Rule 158(c) of the Rules and Regulations.

(k) During the period of five years hereafter, or such lesser period as any of the Offered Securities shall be outstanding, the Company shall furnish to the Representatives or make generally available on EDGAR, (i) as soon as available, a copy of each report of the Company mailed to its shareholders or report filed by the Company with the Commission and (ii) from time to time such other information concerning the Company as the Representatives may reasonably request.

(l) The Company will endeavor, in cooperation with the Representatives, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Offered Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Securities have been qualified as above provided. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(m) The Company will pay all costs incident to the authorization, issuance, sale and delivery of the Offered Securities; the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and the Prospectus and any amendments, supplements and exhibits thereto; the costs incident to the preparation, printing and filing of the documents and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereto (including exhibits), any preliminary prospectus, the Prospectus and any documents incorporated by reference in any of the foregoing documents; the costs of printing this Agreement and the Indenture; the costs of any filings with the National Association of Securities Dealers, Inc.; fees paid to rating agencies in connection with the rating of the Offered Securities; the fees and expenses of qualifying the Offered Securities under the securities laws of the several jurisdictions as provided in subsection (l) of this Section and of preparing and printing a Blue Sky Memorandum (including fees of counsel to the Underwriters in such connection not to exceed $10,000 in the aggregate); the reasonable fees and expenses of counsel for the Underwriters; and all other costs and expenses incident to the performance of the Company’s obligations under this Agreement (including fees and expenses of the Company’s counsel); provided that, except as provided in this Section 5(m), the Underwriters shall pay their own costs and expenses, any transfer taxes on the Offered Securities which they may sell and the expenses of advertising any offering of the Offered Securities made by the Underwriters.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Prospectus as amended or supplemented in relation to the applicable Offered Securities shall have been filed with the Commission within the applicable time period prescribed for such filing (without reliance on Rule 424(b)(8) by the Rules and Regulations and in accordance with Section 5(a) hereof); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or to the knowledge of the Company threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with.

(b) Paul J. Leighton, Esq., counsel to the Company, shall have furnished to the Representatives, a letter addressed to the Underwriters and dated the Closing Date stating his opinion to the effect that:

(i) the Company is a validly organized and existing corporation in good standing under the laws of the State of Iowa; and the Company is an indirect subsidiary of MidAmerican Energy Holdings Company, an Iowa corporation;

(ii) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable law and except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and general principles of equity;

(iii) the Indenture is in due and proper form, has been duly and validly authorized by the necessary corporate action, has been duly and validly executed and delivered and is a valid instrument legally binding on the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles;

(iv) the Offered Securities are in due and proper form; the issue and sale of the Offered Securities by the Company in accordance with the terms of this Agreement have been duly and validly authorized by the necessary corporate action; the Offered Securities, when duly executed (which execution may include facsimile signatures of officers of the Company), authenticated and delivered to the Underwriters, against payment of the agreed consideration therefor, will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles; and each holder of Offered Securities will be entitled to the benefits of the Indenture;

(v) the Offered Securities and the Indenture conform in all material respects with the statements concerning them made in the Prospectus and Disclosure Package, and such statements accurately set forth the matters respecting the Offered Securities and the Indenture required to be set forth in the Prospectus and Disclosure Package;

(vi) the Indenture is qualified under the Trust Indenture Act;

(vii) the orders of the FERC and the ICC referred to in Section 2(m) hereof pertaining to the Offered Securities have been duly issued and, to the best of the knowledge of such counsel, are still in force and effect; and no further approval, authorization, consent, certificate or order of any state or federal commission or regulatory authority (other than in connection or compliance with the provisions of the securities or Blue Sky laws of any jurisdiction) is necessary with respect to the issue and sale of the Offered Securities as contemplated by this Agreement or the application of the proceeds thereof;

(viii) the Registration Statement has become effective under the Securities Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(ix) the Registration Statement, the Disclosure Package and the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act, the Rules and Regulations and Sections 305(a)(2) and 305(c) of the Trust Indenture Act (except that such counsel need express no opinion as to the financial statements and financial data contained therein);

(x) such counsel does not know of any legal or governmental proceeding required to be described in the Registration Statement, the Disclosure Package or the

Prospectus which is not described as required, or of any contract or document of a character required to be described or incorporated in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described, incorporated or filed as required;

(xi) neither the execution and delivery of this Agreement and the Indenture nor the issuance and sale of the Offered Securities in accordance with the terms of this Agreement nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will conflict with, or violate or result in a breach of, any law, any administrative regulation or any court decree known to such counsel to be applicable to the Company, conflict with or result in a breach of any of the terms, conditions or provisions of the Restated Articles of Incorporation, as amended, or the bylaws of the Company, as amended, or of any material agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or constitute a default thereunder, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the material properties or assets of the Company or any such subsidiary;

(xii) the documents referred to in Sections 2(a), (b) and (c) hereof, as of their respective filing dates, complied as to form in all material respects with the applicable requirements of the Exchange Act and the Exchange Act Rules and Regulations (except that such counsel does not need to express any opinion as to the financial statements and financial data contained therein);

(xiii) the Company is a public utility authorized by its Restated Articles of Incorporation, as amended, to carry on the businesses in which it is engaged, as set forth in the Prospectus and Disclosure Package; the Company has the legal right to function and operate as an electric public utility company in the States of Iowa, Illinois and South Dakota, and as a gas public utility company in the States of Iowa, Illinois, South Dakota and Nebraska; and the franchises and permits of the Company are valid and subsisting and authorize the Company to carry on the utility businesses in which it is engaged in the communities and territory covered by such franchises and permits;

(xiv) the descriptions in the Registration Statement, the Prospectus and the Disclosure Package of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be presented; and

(xv) except as set forth in the Prospectus and Disclosure Package, (A) there are no pending legal proceedings to which the Company is a party or in which any of its property is the subject which are material to the Company, other than ordinary routine legal proceedings incident to the business in which the Company is engaged, and (B) there are no material pending administrative or judicial proceedings to which the Company is a party or in which any of its property is the subject arising under any federal, state or local provisions regulating the discharge of materials into the environment or otherwise relating to the protection of the environment, and, to the best of the knowledge of said counsel, no such proceedings are threatened by governmental authorities;

Such counsel shall additionally state that no facts have come to such counsel’s attention that have caused him to believe that (i) the Registration Statement at the time the Registration Statement became effective, and if an amendment to the Registration Statement has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Prospectus as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement, including the Form T 1, as to which such counsel need not express a view).

(c) LeBoeuf, Lamb, Greene & MacRae LLP, counsel to the Company, shall have furnished to the Representatives, a letter addressed to the Underwriters and dated the Closing Date stating its opinion to the effect that:

(i) Each of the Base Indenture and the Second Supplemental Indenture has been duly qualified under the Trust Indenture Act with respect to the Offered Securities registered thereby and, assuming due authorization, execution and delivery thereof by the Trustee and the Company, constitute a valid and binding instrument of the Company, enforceable in accordance with its respective terms, subject to applicable bankruptcy, insolvency, rehabilitation, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting the rights of creditors generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law);

(ii) The Offered Securities, when issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, rehabilitation, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting the rights of creditors generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law);

(iii) The execution and delivery by the Company of the Underwriting Agreement and the Indenture, the issuance and sale of the Offered Securities by the Company pursuant to the Underwriting Agreement and the use of proceeds thereof as described in the Prospectus on the date hereof do not require any consents, approvals, authorizations, registrations, declarations or filings by the Company under any Applicable Laws, except such as have been obtained under the Federal Power Act, the laws of the state of Illinois governing securities issuances by public utilities, the Securities Act, and the Trust Indenture Act and such as may be required under state securities laws in connection with the purchase and distribution of the Offered Securities by the Underwriters (as to which such counsel need not express an opinion);

(iv) The Indenture and the Offered Securities conform in all material respects to the descriptions thereof in the Base Prospectus under the heading “Description of Debt

Securities,” the descriptions thereof in the Prospectus Supplement under the heading “Description of the Senior Debt” and the descriptions thereof in the Disclosure Package, in each case insofar as such statements purport to constitute a summary of the Indenture and the Offered Securities. The statements set forth in the Base Prospectus under the heading “Description of Debt Securities,” the statements set forth in the Prospectus Supplement and the Disclosure Package under the captions “Description of Senior Debt” and “Underwriting”, insofar as they purport to constitute summaries of the terms of the documents referred to therein, fairly summarize the terms of such documents in all material respects;

(v) The Registration Statements have become effective under the Act and, based solely on a telephone conversation with representatives of the Commission, as of the date hereof, no stop order suspending the effectiveness of the Registration Statements has been issued under the Securities Act and no proceedings therefor have been initiated by the Commission; the Prospectus, Prospectus Supplement and Pricing Supplement have been filed in accordance with Rule 424(b) and 430B under the Act and the Specified IFWP has been filed in accordance with Rule 433 under the Act;

(vi) The Registration Statements, at May 7, 2007, and the Preliminary Prospectus, as of its date, including in each case the information deemed to be a part thereof pursuant to Rule 430B under the Act, the Prospectus, as of the date of the Prospectus Supplement and the Disclosure Package, as of its date, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel need not express an opinion with respect to the financial statements, schedules, other financial data, or exhibits included or incorporated by reference in, or omitted from, the Registration Statements, the Preliminary Prospectus or the Prospectus or the Specified IFWP. In passing on the compliance as to form of the Registration Statements and the Prospectus and the Specified IFWP, such counsel being permitted to assume that the statements made and incorporated by reference therein are correct and complete;

(vii) Neither the execution and delivery by the Company of the Underwriting Agreement nor the issuance and sale of the Offered Securities under the circumstances described in the Prospectus will violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

(viii) Based on the facts and other information set forth in the Prospectus, and subject to the limitations and assumptions set forth in the Prospectus, it is such counsel’s opinion that the statements contained in the Prospectus Supplement under the heading “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations thereunder or legal conclusions with respect thereto fairly summarize the matters referred to therein in all material respects.

Such counsel shall additionally state that no facts have come to such counsel’s attention that have caused it to believe that (i) the Registration Statement at the time the Registration Statement became effective, and if an amendment to the Registration Statement has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Prospectus as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement, including the Form T-1, as to which such counsel need not express a view).

(d) The Company shall have furnished to the Representatives on the Closing Date a certificate, dated the Closing Date, of its Chief Executive Officer, its President or a Vice President and its Treasurer or an Assistant Treasurer stating that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Company in Section 2 hereof are true and correct as of the date hereof; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 6(a),(h) and (i) hereof have been fulfilled.

(e) On the date hereof, the Representatives shall have received a letter from the Company’s independent registered public accounting firm addressed to the Underwriters dated as of the date hereof and in form and substance satisfactory to the Representatives and their counsel, to the effect that:

(i) They are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations;

(ii) In their opinion, the financial statements and financial statement schedule(s) of the Company audited by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations with respect to registration statements on Form S-3 and the Exchange Act and the Exchange Act Rules and Regulations;

(iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company, a reading of the minute books of the Company since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company responsible for financial and accounting matters with respect to the unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package and the latest available interim unaudited financial statements of the Company, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the Exchange Act Rules and Regulations or were not fairly presented in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference therein, (B) at a specified date not more than three days prior to the date of such letter, there was any change in the capital stock or any increase in long-term debt of the Company or any decrease in the net current assets or common shareholder’s equity of the Company other than for the declaration of regular quarterly dividends, in each case as compared with the amounts shown on the most recent balance sheet of the Company included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package or, during the period from the date of such balance sheet to a specified date not more than three days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in operating revenues or net income of the Company, except in each such case as set forth in or contemplated by the Registration Statement, the Prospectus and the Disclosure Package or except for such exceptions (e.g., inability to determine such decreases because of insufficient accounting information available after the date of such most recent balance sheet) enumerated in such letter as shall have been agreed to by the Underwriters and the Company or (C) they have performed the procedures specified by the PCAOB for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited consolidated financial statements as of March 31, 2007 and the unaudited consolidated statements of operations and of cash flows for the three-month periods ended March 31, 2007 and 2006 included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2007, incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package; and

(iv) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement, Prospectus and the Disclosure Package and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.

(v) The Representatives shall have received a letter, dated the Closing Date and addressed to the Underwriters, of the Company’s independent registered public accounting firm which meets the requirements of subsection (e)(i)-(iv) of this Section, except that (A) the specified date referred to in such subsection will be a date not more than one day prior to the Closing Date for the purposes of this subsection, and (B) references to the Preliminary Prospectus will be replaced with references to the Prospectus.

(f) Subsequent to the Applicable Time, there shall not have been (A) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, (B) any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, any declaration of war by Congress or any other national or international calamity or emergency, if in the reasonable judgment of the Representatives the effect of any such attack, outbreak, escalation, act of terrorism, declaration of war, calamity or emergency makes it impracticable or inadvisable to purchase the 2102 Notes or the 2017 Notes, as applicable, (C) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, or (D) any banking moratorium declared by U.S. Federal or New York authorities.

(g) Latham & Watkins LLP, as counsel for the Underwriters, shall have furnished to the Representatives on the Closing Date such opinions with respect to the validity of the Offered Securities and with respect to the Registration Statement, the Prospectus, and the Disclosure Package and other related matters as the Representatives may reasonably require.

(h) The orders of the FERC and the ICC referred to in Section 2(m) hereof shall be in full force and effect and no proceedings to suspend the effectiveness of either such order shall be pending or threatened.

(i) Subsequent to the execution of this Agreement, the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company shall not have been lowered or any such rating agency shall not have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.

(j) On the date hereof and on the Closing Date, counsel to the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Offered Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and to counsel to the Underwriters.

A. The Company (i) represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act and (ii) has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

B. Each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Offered Securities containing customary information (including the final termsheet prepared and filed pursuant to Section 5(a) hereof), it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act); and

C. Any such free writing prospectus (including any Issuer Free Writing Prospectus) the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule B hereto;

7. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein made, in light of the circumstances under which they were made (in the case of the Registration Statement, necessary in order to make the statements therein not misleading), not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriters specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided, further, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities (or actions in respect thereof), in connection with clauses (i) through (iii) below, purchased Offered Securities, or any person controlling such Underwriter, where it shall have been determined by a court of competent jurisdiction by final and non-appealable judgment that (i) prior to the Applicable Time the Company has notified such Underwriter that the Preliminary Prospectus, dated June 26, 2007 contains an untrue statement of material fact or omits to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) such untrue statement or omission of a material fact was corrected in an amended or supplemented Preliminary Prospectus and such corrected Preliminary Prospectus was provided to such Underwriter sufficiently in advance of the Applicable Time so that such corrected Preliminary Prospectus could have been conveyed to such person prior to the Applicable Time and (iii) such corrected Preliminary Prospectus was not conveyed to such person at or prior to the Applicable Time to such person.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made (in the case of the Registration Statement, necessary in order to make the statements therein not misleading), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists solely of the information described as such in Section 12 hereof; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through forfeiture or impairment of procedural or substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent the indemnified party and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 7 if the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, if in the written opinion of counsel to either the indemnifying party or the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them or the indemnifying party shall have failed to employ counsel within a reasonable period of time, and in that event the fees and expenses of one firm of separate counsel (in addition to the fees and expenses of one local counsel in each applicable jurisdiction) shall be paid by the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the

Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the 2012 Notes and the 2017 Notes, as applicable (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the 2012 Notes or the 2017 Notes, as applicable, were purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

8. Default of Underwriters. If any Underwriter or Underwriters defaults in its or their obligations to purchase the 2012 Notes or the 2017 Notes, as applicable, hereunder and the aggregate principal amount of 2012 Notes or the 2017 Notes, as applicable, that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the 2012 Notes or the 2017 Notes, as applicable, the non-defaulting Representatives may make arrangements satisfactory to the Company for the purchase of such 2012 Notes or the 2017 Notes, as applicable, by other persons, including themselves, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the 2012 Notes or the 2017 Notes, as applicable, that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so defaults and the aggregate principal amount of the 2012 Notes or the 2017 Notes, as applicable, with respect to which such default or defaults occur exceeds 10% of the total principal amount of the 2012 Notes or the 2017 Notes, as applicable, and arrangements satisfactory to the non-defaulting Representatives and the Company for the purchase of such 2012 Notes or the 2017 Notes, as applicable, by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Underwriters or the Company, except as provided in Section 9 hereof. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein, including the Company’s obligations pursuant to Section 9 hereof, will relieve a defaulting Underwriter from liability for its default.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated other than such default by an Underwriter, the Company shall be responsible for the fees and expenses of counsel for the Underwriters in an amount not to exceed $100,000.

10. No Fiduciary Duty. The Company acknowledges and agrees that (i) the purchase and sale of the Offered Securities, including the determination of the offering price of such Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and each Underwriter, on the other hand; (ii) each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company in connection with the offering of such Offered Securities and the process leading to such transaction (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an Underwriter of, the Company; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of such Offered Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Offered Securities except the obligations expressly set forth in this Agreement; and (iv) the Underwriters are not advising the Company as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction and the Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to each of (i) Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Debt Capital Markets, Global Power (Fax: 646-834-8133), with a copy to the General Counsel at the same address; (ii) Greenwich Capital Markets, Inc, 600 Steamboat Road, Greenwich, Connecticut 06830 (Fax: 203-422-4534), Attention: Debt Capital Markets Syndicate; and (iii) Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at MidAmerican Energy Company, 666 Grand Avenue, Des Moines, IA 50309, Attention: Treasurer.

12. Underwriter Information. It is understood and agreed that the only information furnished by any Underwriter to the Company consists of the following information in the Preliminary Prospectus and Prospectus furnished on behalf of each Underwriter to the Company expressly for use therein, as applicable: under the caption “Underwriting”, paragraphs 4 (except for the first sentence), 5, 6 (second sentence only), 7, 8 and 9.

13. Successors. This Agreement shall inure to the benefit of and be binding upon each Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Securities shall be deemed to be a successor by reason merely of such purchase.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The Company hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,
MIDAMERICAN ENERGY COMPANY
By:	/s/ Brian K. Hankel
Name: Brian K. Hankel Title: Vice President and Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
LEHMAN BROTHERS INC.
By:	/s/ Martin Goldberg
Name: Martin Goldberg Title: Senior Vice President

GREENWICH CAPITAL MARKETS, INC.
By:	/s/ Jennifer Powers
Authorized Signatory

GOLDMAN, SACHS & CO.
By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

As Representatives of each of the Underwriters

(Underwriting Agreement)

SCHEDULE A

Underwriters	Principal Amount of 2012 Notes	Principal Amount of 2017 Notes
Lehman Brothers Inc.	$ 80,000,000	$ 50,000,000
Greenwich Capital Markets, Inc.	80,000,000	50,000,000
Goldman, Sachs & Co.	80,000,000	50,000,000
Barclays Capital Inc.	40,000,000	25,000,000
BNP Paribas Securities Corp.	40,000,000	25,000,000
Wachovia Capital Markets, LLC.	40,000,000	25,000,000
ABN AMRO Incorporated	20,000,000	12,500,000
Scotia Capital (USA) Inc.	20,000,000	12,500,000
Total	$400,000,000	$250,000,000

(Underwriting Agreement)

SCHEDULE B

FINAL TERM SHEET

Issuer:	MidAmerican Energy Company
Expected Ratings:	2012 Notes: A2 / A-/ A (stable/stable/stable)
2017 Notes: A2 / A-/ A (stable/stable/stable)
Issue:	5.65% Senior Notes due 2012 (“2012 Notes”)
5.95% Senior Notes due 2017 (“2017 Notes”)
Offering Size:	$400,000,000 in aggregate principal amount of 2012 Notes
$250,000,000 in aggregate principal amount of 2017 Notes
Coupon:	2012 Notes: 5.65% per annum, payable semi-annually on each January 15 and July 15, commencing January 15, 2008
2017 Notes: 5.95% per annum, payable semi-annually on each January 15 and July 15, commencing January 15, 2008
Trade Date:	June 26, 2007
Settlement Date:	June 29, 2007
Maturity:	2012 Notes: July 15, 2012
2017 Notes: July 15, 2017
Treasury Benchmark:	2012 Notes: 4.75% due May 31, 2012
2017 Notes: 4.50% due May 15, 2017
US Treasury Spot:	2012 Notes: 99-03
2017 Notes: 95-17+
US Treasury Yield:	2012 Notes: 4.959%
2017 Notes: 5.078%
Spread to Treasury:	2012 Notes: 70 bps
2017 Notes: 90 bps
Re-offer Yield:	2012 Notes: 5.659%
2017 Notes: 5.978%
Price to Public (Issue Price):	2012 Notes: 99.957%
2017 Notes: 99.787%
Gross Proceeds:	2012 Notes: $399,828,000
2017 Notes: $249,467,500
Optional Redemption:	2012 Notes: Make Whole call, at any time at a discount rate of Treasury plus 15 bps
2017 Notes: Make Whole call, at any time at a discount rate of Treasury plus 20 bps
Minimum Denomination:	$2,000 x $1,000
Bookrunners:	Lehman Brothers Inc.
Greenwich Capital Markets, Inc.
Goldman, Sachs & Co.
Barclays Capital Inc.
BNP Paribas Securities Corp.
Wachovia Capital Markets, LLC
Co-Managers:	ABN AMRO Incorporated
Scotia Capital (USA) Inc.
CUSIP:	2012 Notes: 595620 AF2
2017 Notes: 595620 AG0

(Underwriting Agreement)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.

Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Lehman Brothers Inc. toll-free at 1-888-603-5847, Greenwich Capital Markets, Inc. toll-free at 866-884-2071 or Goldman, Sachs & Co. toll-free at 1-866-471-2526.

(Underwriting Agreement)